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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of my: (i) report dated November 19, 1999, except for footnote 11, for which the date is January 18, 2000, relating to the financial statements of BioLynx.Com, Inc.; (ii) report dated January 11, 2000 relating to the financial statements of BioLynx Outsource Services, Inc.; and
(iii) report dated January 11, 2000 relating to the pro-forma statements of income of the Employee Leasing Division of Alamo Commercial Group, Inc.; which appear in such Prospectus. I also consent to the reference to me under the headings "Experts" in such Prospectus.


                                JOHN M. JAMES, C.P.A.


                                By /s/ John M. James
                                   ------------------------------------
                                   John M. James

Houston, Texas
January 27, 2000